UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2008

______________

ALTERNATE ENERGY CORP.

(Exact name of registrant as specified in its charter)

______________

NEVADA	000-28015	86-0884116
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3325 North Service Road, Unit 105, L7N 3G2

(Address of Principal Executive Office) (Zip Code)

(905) 332-3110

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into Definitive Material Agreement

On December 24, Alternate Energy Corp. entered into a definitive agreement whereby Treaty Petroleum Inc., a Texas corporation, merged with a wholly owned subsidiary of Alternate Energy Corp. The merger of Treaty and ARGY Merger Sub Inc., a Nevada corporation, was completed on December 24.

Treaty will be paying $500,000 in debts of Alternate Energy as part of the agreement and the management of Alternate Energy will forgive $449,392 debt.  Additionally, Alternate Energy will reverse its stock on the basis of  8.032633:1 and thereafter issue 414,000,000 post split shares to shareholders of Treaty.

Treaty is in the business of acquiring oil and gas properties with production capabilities and proven reserves. Treaty owns 743 acres in a previously established oil and gas field.  It contains 116 proven productive acres.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)

Concurrent with the closing of the Agreement described in Item 1.01 the following officers and directors of   Alternate Energy resigned:

Blaine Froats, CEO, director

Sean Froats, director

Jack Wasserman, director

The resigning officers and directors had no disputes with the Company.

(c)

The following people were appointed to the Board of Directors:

Rhonda Hyatt

David Hallin

Gary Dunham

Ms. Hyatt was also appointed as president of Alternate Energy; Mr. Hallin was appointed secretary: and Mr. Dunham as treasurer.

Ronda Hyatt, President

Ms. Hyatt joined Treaty Petroleum in 2006. Prior to that and since Ms. Hyatt has been an independent petroleum geoscientist, oil and gas property evaluation consultant and operator.  She attended Hardin-Simmons and Baylor Universities and is finishing a PhD in geology through the University of Texas at El Paso.  Ms Hyatt’s specialties include reservoir characterization, depositional environments and their implications on hydrocarbon reservoir potential and production and stimulation, geochemical impact and analysis as well as enhanced oil recovery and development.  She has served as an instructor of Environmental, Physical, and Sedimentary Geology and Integrated Sciences at Hardin-Simmons and The University of Texas at El Paso.  She has been involved in and participated in Department of Energy studies and pilot programs for enhanced, secondary and tertiary oil and gas recovery measures as well as site assessments and feasibility studies for potential hazardous and radioactive waste contaminations and repositories.  Ms. Hyatt has been employed by Fairleigh-Dickinson Laboratories (Energy Division), Cuatro Oil and Gas Company, Mobil Exploration and Production U.S., University of Texas at El Paso and Hardin-Simmons University, and has been an independent oil, and gas consultant.

David Hallin

Mr. Hallin joined Treaty Petroleum in 2006. Prior to that he was the Chief Manager of Phoenix Oil & Gas LLC and Tenn-Tex Group LLC, both Tennessee LLC’s.  Hallin was a Naval Aviator serving in the U.S. Marine Corps. on active duty and reserve status for twenty seven years.  His experience includes service in Vietnam as a forward air controller and commanding officer of an attack squadron.  He retired with the rank of Colonel.  His business experience also includes a thirty two year career as a commercial pilot with FedEx where he served in flight management for ten years.  He was instrumental in acquiring the SAGO #1 and SAGO #2  oil, gas and mineral leases that now make up the foundation of the SAGO enhancement and redevelopment project in Treaty’s “Far West Texas Production Section”, and is a founder of Phoenix Oil and Gas, LLC. and Treaty Petroleum, Inc.  He earned his Bachelor’s Degree in Business Administration from what is now the Walton College of Business, University of Arkansas

Gary E. Dunham

Mr. Dunham has been with Treaty Petroleum since 2006.  From 1971 to 2005 he held various accounting and financial management related positions at Vanity Fair Corporation.  Currently, he is the co-owner and President of Anchored Stone, Inc. d.b.a. Pinnacles Stone Co., a manufacturer of cut stone and cut stone products.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The Company shall provide the financial statements by amendment to this report on Form 8-K not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

(d)   10.1 Definitive Agreement between Alternate Energy and Treaty Petroleum, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant):
Alternate Energy Corp.

By:	/s/ Ronda Hyatt
Ronda Hyatt President

Date:  December 31, 2008